For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Fourth Quarter 2015 Results
Fourth Quarter RevPAR Growth among Highest of all Lodging Companies

WEST PALM BEACH, Fla., February 24, 2016 - Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the fourth quarter ended December 31, 2015. In addition, the company provided initial guidance for 2016.
Fourth Quarter 2015 Highlights

•	Portfolio RevPAR - Increased hotel RevPAR 4.7 percent to $119 for Chatham’s 38, wholly owned hotels, slightly below the company’s guidance range of 5-5.5 percent.

•	Adjusted EBITDA - Improved 22 percent to $26.0 million.

•	Adjusted FFO - Rose 27 percent to $16.1 million. Adjusted FFO per diluted share grew 14 percent to $0.42, within the company’s guidance range of $0.42-$0.44 per share.

•
Operating Margins - Gross operating profit (total revenue less total hotel operating expenses) margins declined 80 basis points to 46.4 percent. Using comparable hotels regardless of ownership, gross operating margins were flat year-over-year, and hotel EBITDA margins were down 120 basis points, due to a 130 basis point increase in property taxes. For the year, comparable hotel operating margins were up 140 basis points, and hotel EBITDA margins were up 110 basis points.

•
Joint Venture Disposition - Sold its five percent joint venture interest in the Residence Inn by Marriott Torrance, Calif., generating a sizable gain of approximately $3.6 million and an internal rate of return of almost 100 percent. As a result, Chatham rewarded its investors by declaring a $0.08 per share special dividend.

Consolidated Financial Results
The following is a summary of the consolidated financial results for the fourth quarter and year ended December 31, 2015. RevPAR, ADR and occupancy for 2015 and 2014 are based on hotels owned as of December 31, 2015 ($ in millions, except per share data, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$4.5	$(5.3)	$33.2	$67.1
Net income per diluted share to common shareholders	$0.12	$(0.16)	$0.86	$2.30
RevPAR	$119	$113	$131	$124
ADR	$154	$152	$161	$152
Occupancy	77%	75%	82%	82%
GOP Margin	46.4%	47.2%	49.9%	48.3%
Hotel EBITDA Margin	37.5%	39.7%	43.1%	41.8%
Adjusted EBITDA	$26.0	$21.4	$126.5	$84.6
AFFO	$16.1	$12.7	$87.6	$55.1
AFFO per diluted share	$0.42	$0.37	$2.29	$1.91
Dividends per share	$0.38	$0.24	$1.28	$0.93

Operating Metrics Remain Consistent and Solid
“Despite Wall Street selling off lodging REIT stocks in 2015, Chatham generated marked external growth and operating results while strengthening its balance sheet,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “The company achieved numerous great metrics, including the following significant highlights:

•	raised the regular common share annual dividend 29 percent to $1.20 per share from $0.93 per share, the fifth consecutive annual increase

•	solidified its balance sheet for the long term, successfully closing on a new, unsecured $250 million senior revolving credit facility maturing in late 2020 that can be expanded to $400 million

•	improved adjusted EBITDA 50 percent

•	increased adjusted FFO nearly 59 percent and adjusted FFO per share 20 percent

•	raised approximately $121 million in a common share equity offering in early 2015, using proceeds to reduce leverage and partially fund four outstanding acquisitions

•
acquired four, high-quality hotels in San Diego and Los Angeles, Calif., Boston, Mass., and Fort Lauderdale, Fla., for approximately $190 million, increasing hotel investments by approximately 16 percent and expanding the company’s wholly owned portfolio room count by 11 percent

•
realized a gain of $3.6 million on the sale of its five percent joint venture interest in the Residence Inn by Marriott Torrance, Calif., and rewarded its investors with a special dividend of $0.08 per share.

“Chatham’s performance in 2015 stood apart from most competitors, validating our strategy,” Fisher highlighted.
Additional data points on the portfolio’s fourth quarter RevPAR performance include:

•	Twelve hotels produced RevPAR increases of 10 percent or higher.

•	Four Silicon Valley hotels saw an overall RevPAR increase of 3.2 percent to $161.

•	RevPAR at the four hotels acquired during 2015 rose 10.4 percent to $144.

•	Four Houston-area hotels increased RevPAR 10.2 percent.

“Our fourth quarter portfolio performance remained strong with RevPAR gains across our broader portfolio and the following markets seeing double digit RevPAR growth: Boston, Cherry Creek, Dallas, Exeter, Fort Lauderdale, Holtsville, Houston, Maitland and San Mateo. Silicon Valley RevPAR growth decelerated as expected in the quarter due to a reduced number of long-term guests over the holidays. January 2016 returned to strong RevPAR growth in Silicon Valley, which was up approximately seven percent, and long-term demand remains strong.
“We continue to generate outstanding margins, with operating margins of 46 percent and hotel EBITDA margins of 37 percent in the 2015 fourth quarter,” Fisher noted. “Despite the margin decline in the quarter due primarily to non-comparable hotels and property tax items, our operating margins for the full year were up an impressive 160 basis points to 49.9 percent, and our hotel EBITDA margins rose 130 basis points to 43.1 percent, which are the highest margins among all lodging REITs. As RevPAR continues to grow, we expect to drive comparable margins higher in 2016.
“As we move through 2016 and beyond, our high-quality portfolio will serve as a foundation for our financial performance. Fundamentals for quality, in-fill, select-service portfolios such as ours remain healthy because RevPAR growth is solid, and combined with a lack of major food and beverage or other non-essential amenities, our comparable margins should rise. Combining these expected rising margins with acquisitions of approximately $190 million of high quality hotels in great markets during 2015 will fuel EBITDA and FFO per share growth in 2016 of approximately seven to 11 percent which will be one of the highest growth rates among our lodging peers. In addition, with our Silicon Valley expansions coming on line over the next 18 months, we will be well positioned to produce, on a relative basis, EBITDA and FFO per share growth higher than our peers as those rooms quickly ramp up,” Fisher concluded.
Joint Venture Investment Performance
In December, Chatham sold its interest in the Residence Inn by Marriott Torrance, Calif. Chatham realized a gain on the sale of approximately $3.6 million, subject to certain minor post-closing settlements. Following the transaction’s consummation, Chatham’s board of trustees declared a special, one-time common dividend of $0.08 per share that will be treated as received by shareholders for tax purposes in 2016, but will be applied by Chatham against its 2015 taxable income. Chatham owned a five percent interest in the joint venture.

During the fourth quarter, the joint ventures contributed adjusted EBITDA and adjusted FFO of approximately $3.7 million and $1.8 million, respectively. Chatham received distributions of $1.7 million during the quarter and $8.7 million for the full year from the Innkeepers and Inland joint ventures. Chatham invested $50.1 million for its approximate 10 percent interest in the two joint ventures.
“We are very pleased with the overall operating performance within these joint ventures,” stated Dennis Craven, Chatham’s chief operating officer. “Generating high cash-on-cash returns was the primary driver behind our decision to invest equity alongside NorthStar Realty Finance in these two, billion dollar portfolios, and the leveraged returns to the owners was approximately 17 percent based on the distributions we received in 2015.”
Capital Markets & Capital Structure
As of December 31, 2015, the company had net debt of $586.8 million (total consolidated debt less unrestricted cash). Total debt outstanding was $607.9 million at an average interest rate of 4.4 percent, comprised of $542.3 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $65.6 million outstanding on the company’s $250 million senior unsecured revolving credit facility which currently carries an interest rate of 1.9 percent.
Chatham’s leverage ratio was approximately 41 percent at December 31, 2015, based on the ratio of the company’s net debt to hotel investments at cost, down from 44 percent at December 31, 2014. The weighted average maturity date for Chatham’s fixed rate debt is January 2024. As of December 31, 2015, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $2.6 million, respectively.
During the fourth quarter, the company successfully closed on a new, expanded $250 million senior unsecured revolving credit facility. The new unsecured revolving credit facility, which replaces a $175 million secured credit facility that was scheduled to mature in 2016, will mature in November 2020. Other key terms are as follows:

	Previous Terms	New Terms
Facility amount	$175 million	$250 million
Accordion feature	Additional $50 million	Additional $150 million
Security	Secured	Fully unsecured
Interest rate*	LIBOR + 200-300 basis points	LIBOR + 155-230 basis points
Unused fees	25-35 basis points	20-30 basis points
Share repurchases	Not allowed	$75 million
* At current leverage, savings are approximately 85 basis points.

“We have further solidified our capital structure by unencumbering our line of credit and pushing out all of our debt maturities through late 2020,” explained Jeremy Wegner, Chatham’s chief financial officer. “Additionally, the new line of credit reduces our annual interest costs which helps us generate incremental free cash flow. Lastly, it provides us with capacity and flexibility to enhance shareholder value through a variety of opportunistic avenues.”
Dividend
Chatham currently pays a monthly dividend of $0.10 per common share, one of two public lodging REIT to pay monthly dividends. “We have raised our regular annual dividend each year since our 2010 IPO, from $0.35 in 2010 to $1.20 per share for 2015, an increase of 243 percent,” Craven emphasized. “We have stated since our IPO that we would increase our dividend in tandem with growth in cash flow, EBITDA and adjusted FFO per share. Given the fact that FFO per share is projected to grow between seven and 11 percent in 2016, we would expect our dividend to grow in the near future.” Chatham’s board of trustees evaluates the dividend on a quarterly basis.
Hotel Reinvestments/Expansions
During the fourth quarter, Chatham completed the renovation of the SpringHill Suites in Savannah, Ga. Chatham began renovations in the fourth quarter on the Homewood Suites in San Antonio, Texas, which is expected to be completed in the 2016 first quarter.
The 32-room expansion of the Residence Inn Palo Alto Mountain View in Silicon Valley remains on track to be completed towards the end of the 2016 second quarter. The remaining Silicon Valley property expansions are expected to start later in 2016 and will take approximately 12-15 months to complete.
2016 Guidance
The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s 2016 guidance reflects the following:

•	U.S. GDP growth rate of 2 to 2.5 percent in 2016

•
Renovations at the following hotels: Homewood Suites San Antonio and Hilton Garden Inn Burlington, Mass., in the first quarter; Courtyard by Marriott Addison (Dallas), Texas and Homewood Suites Carlsbad, Calif., during the second quarter; Residence Inn San Diego Gaslamp during the fourth quarter.

•	Repayment of the $6.0 million mortgage on one hotel that matures during the 2016 first quarter.

•	Completion of the 32-room tower in Mountain View, Calif. during the second quarter.

•	No additional acquisitions, dispositions, debt or equity issuance.

	Q1 2016	2016 Forecast
RevPAR	$123-$125	$135-$137
RevPAR growth	+2.0-4.0%	+3.0-4.0%
Total hotel revenue	$67.4-$68.8 M	$297.9-$301.1 M
Net income	$2.3-$3.6 M	$36.6-$40.4 M
Net income per diluted share	$0.06-$0.09	$0.95-$1.05
Adjusted EBITDA	$27.2-$28.5 M	$136.5-$140.2 M
Adjusted funds from operation ("FFO")	$16.8-$18.1 M	$94.7-$98.5 M
Adjusted FFO per diluted share	$0.43-$0.47	$2.45-$2.55
Hotel EBITDA margins	39.0-40.0%	43.0-43.6%
Corporate cash administrative expenses	$2.3 M	$8.8 M
Corporate non-cash administrative expenses	$0.8 M	$3.5 M
Interest expense (excluding fee amortization)	$6.8 M	$27.0 M
Non-cash amortization of deferred fees	$0.4 M	$1.5 M
Income taxes	$0.5 M	$1.9 M
Chatham’s share of JV EBITDA	$3.2-$3.3 M	$17.4-$18.0 M
Chatham’s share of JV FFO	$1.2-$1.3 M	$9.3-$9.9 M
Weighted average shares outstanding	38.6 M	38.6 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.
Earnings Call
The company will hold its fourth quarter 2015 conference later today, February 24, 2016, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0784 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, March 2, 2016, by dialing 1-877-870-5176, reference number 13629747. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust
Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,176 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,678 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com or www.chathamlodgingtrust.reit.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO
 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs and other charges, losses on the early extinguishment of debt and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA
The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, losses on the early extinguishment of debt, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 24, 2016, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets:
Investment in hotel properties, net	$1,258,452	$1,096,425
Cash and cash equivalents	21,036	15,077
Restricted cash	19,273	12,030
Investment in unconsolidated real estate entities	23,618	28,152
Hotel receivables (net of allowance for doubtful accounts of $95 and $71, respectively)	5,518	3,601
Deferred costs, net	8,034	7,514
Prepaid expenses and other assets	3,967	2,300
Total assets	$1,339,898	$1,165,099
Liabilities and Equity:
Mortgage debt	$542,292	$527,721
Revolving credit facility	65,580	22,500
Accounts payable and accrued expenses	25,100	20,042
Distributions and losses in excess of investments of unconsolidated real estate entities	2,703	—
Distributions payable	7,221	2,884
Total liabilities	642,896	573,147
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2015 and December 31, 2014	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,308,937 and 34,173,691 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	379	339
Additional paid-in capital	719,773	599,318
Retained earnings (distributions in excess of retained earnings)	(27,281)	(11,120)
Total shareholders’ equity	692,871	588,537
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,131	3,415
Total equity	697,002	591,952
Total liabilities and equity	$1,339,898	$1,165,099

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Room	$62,051	$49,509	$258,137	$184,926
Food and beverage	1,670	885	5,536	2,764
Other	2,439	1,807	9,534	7,534
Cost reimbursements from unconsolidated real estate entities	1,098	411	3,743	1,992
Total revenue	67,258	52,612	276,950	197,216
Expenses:
Hotel operating expenses:
Room	13,039	10,287	50,165	37,516
Food and beverage	1,265	580	4,127	1,966
Telephone	471	374	1,708	1,304
Other hotel operating	640	497	2,467	2,056
General and administrative	5,686	4,551	21,101	16,265
Franchise and marketing fees	5,094	4,022	21,240	15,110
Advertising and promotions	1,304	927	5,040	3,676
Utilities	2,305	2,019	9,464	7,269
Repairs and maintenance	3,159	2,287	11,722	8,705
Management fees	2,140	1,723	8,742	6,096
Insurance	344	293	1,218	998
Total hotel operating expenses	35,447	27,560	136,994	100,961
Depreciation and amortization	12,835	10,757	48,981	34,710
Property taxes, ground rent and insurance	5,893	3,911	18,581	12,624
General and administrative	3,301	2,449	11,677	9,852
Hotel property acquisition costs and other charges	44	3,005	1,451	10,381
Reimbursed costs from unconsolidated real estate entities	1,098	411	3,743	1,992
Total operating expenses	58,618	48,093	221,427	170,520
Operating income	8,640	4,519	55,523	26,696
Interest and other income	41	18	264	108
Interest expense, including amortization of deferred fees	(7,229)	(6,539)	(27,924)	(21,354)
Loss on early extinguishment of debt	(412)	—	(412)	(184)
Income (loss) from unconsolidated real estate entities	(132)	(2,358)	2,411	(3,830)
Net gain (loss) from remeasurement and sales of investment in unconsolidated real estate entities	3,576	(952)	3,576	65,750
Income (loss) before income tax expense	4,484	(5,312)	33,438	67,186
Income tax expense (benefit)	39	(21)	(260)	(105)
Net income (loss)	$4,523	$(5,333)	$33,178	$67,081
Net income (loss) attributable to noncontrolling interests	(32)	33	(212)	(208)
Net income (loss) attributable to common shareholders	$4,491	$(5,300)	$32,966	$66,873
Income (loss) per Common Share - Basic:
Net income (loss) attributable to common shareholders	$0.12	$(0.16)	$0.87	$2.32
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$0.12	$(0.16)	$0.86	$2.30
Weighted average number of common shares outstanding:
Basic	38,213,219	33,972,134	37,917,871	28,531,094
Diluted	38,619,472	33,972,134	38,322,285	28,846,724
Distributions per common share:	$0.38	$0.24	$1.28	$0.93

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2015	2014	2015	2014
Funds From Operations (“FFO”):
Net income (loss)	$4,523	$(5,333)	$33,178	$67,081
Noncontrolling interests	(32)	33	(212)	(208)
Net (gain) loss from remeasurement and sales of investment in unconsolidated real estate entities	(3,576)	952	(3,576)	(65,750)
Loss on the sale of assets within the unconsolidated real estate entity	—	—	—	1
Depreciation	12,782	10,717	48,784	34,579
Adjustments for unconsolidated real estate entity items	1,916	1,430	7,458	4,902
FFO attributable to common shareholders	15,613	7,799	85,632	40,605
Hotel property acquisition costs and other charges	44	3,005	1,451	10,381
Loss on early extinguishment of debt	412	—	412	184
Adjustments for unconsolidated real estate entity items	10	1,902	104	3,932
Adjusted FFO attributable to common shareholders	$16,079	$12,706	$87,599	$55,102
Weighted average number of common shares
Basic	38,213,219	33,972,134	37,917,871	28,531,094
Diluted	38,619,472	34,332,997	38,322,285	28,846,724

	For the three months ended		For the years ended
	December 31,		December 31,
	2015	2014	2015	2014
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$4,523	$(5,333)	$33,178	$67,081
Interest expense	7,229	6,539	27,924	21,354
Income tax expense (benefit)	(39)	21	260	105
Depreciation and amortization	12,835	10,757	48,981	34,710
Adjustments for unconsolidated real estate entity items	3,867	2,840	15,081	10,211
Noncontrolling interests	(32)	33	(212)	(208)
EBITDA	28,383	14,857	125,212	133,253
Hotel property acquisition costs and other charges	44	3,005	1,451	10,381
Loss on early extinguishment of debt	412	—	412	184
Adjustments for unconsolidated real estate entity items	11	1,924	136	4,053
Net (gain) loss from remeasurement and sales of investment in unconsolidated real estate entities	(3,576)	952	(3,576)	(65,750)
Loss on the sale of assets within the unconsolidated real estate entity	—	—	—	1
Share based compensation	732	629	2,835	2,469
Adjusted EBITDA	$26,006	$21,367	$126,470	$84,591

CHATHAM LODGING TRUST
HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the years ended
		December 31,		December 31,
		2015	2014	2015	2014

Net Income (loss)		4,523	(5,333)	33,178	67,081
Add:	Interest Expense	7,229	6,539	27,924	21,354
	Income tax benefit (expense)	(39)	21	260	105
	Depreciation and amortization	12,835	10,757	48,981	34,710
	General and administrative	3,301	2,449	11,677	9,852
	Hotel property acquisition costs and other charges	44	3,005	1,451	10,381
	Loss from unconsolidated real estate entities	132	2,358	—	3,830
	Loss on early extinguishment of debt	412	—	412	184
Less:	Interest and other income	(41)	(18)	(264)	(108)
	Income from unconsolidated real estate entities	—	—	(2,411)	—
	Net (gain) loss from remeasurement and sales of investment in unconsolidated real estate entities	(3,576)	952	(3,576)	(65,750)
	Hotel EBITDA	24,820	20,730	117,632	81,639